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                                                                 EXHIBIT 10.19

                       LETTER OF CREDIT FACILITY AGREEMENT


         THIS LETTER OF CREDIT FACILITY AGREEMENT, made and entered into as of the 7th day of March, 1996 (this "Agreement"), by and between SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, a national banking association at 200 S. Orange Avenue, Orlando, Florida 32801, hereinafter referred to as "Bank", and AIRTRAN AIRWAYS, INC., A DELAWARE CORPORATION, AND AIRWAYS CORPORATION, A DELAWARE CORPORATION, of 6280 Hazeltine National Drive, Orlando, Florida 32822 hereinafter collectively referred to as "Applicant".

                              W I T N E S S E T H :

         WHEREAS, the Applicant has requested the Bank to extend to it a letter of credit facility under which the Bank will agree, from time to time to issue on its behalf certain standby letters of credit in the maximum aggregate face amount of $1,000,000.00; and

         WHEREAS, the Bank has agreed to extend said letter of credit facility and to issue such letters of credit from time to time on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1.       Definitions.  As used herein:

         "Agreement" shall mean this Letter of Credit Facility Agreement originally executed by the parties hereto and all permitted supplements, amendments, modifications and restatements thereof.

         "Banking Day" shall mean that part of the day for dealings by and between banks, excluding Saturday, Sunday or a day in which commercial banks in Florida are authorized to close.

         "Collateral" shall mean interest bearing cash or cash equivalent collateral pledged to the Bank from time to time as security for the Letters of Credit.

         "Day" shall mean a calendar day, unless the context indicates otherwise.

         "Default Rate" shall mean twenty-five percent (25%) per annum, or the maximum rate allowed, from time to time, by applicable law, whichever is less.



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         "Event of Default" shall have the meaning ascribed to it in paragraph 8 of this Agreement.

         "Facility" shall mean the letter of credit facility in the maximum aggregate principal amount of $1,000,000.00 extended to the Applicant by the Bank pursuant to this Agreement.

         "Facility Documents" shall mean this Agreement, the Letter of Credit Documents and all other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Facility or the Letters of Credit or the transactions contemplated by this Agreement.

         "Letter of Credit" and "Letters of Credit" shall mean any one or more of the standby letters of credit issued for the account of the Applicant pursuant to paragraph 2 hereof, whether issued by or through the actions of the Bank, as the same may be transferred, renewed, modified, amended or restated from time to time in the manner provided therein.

         "Letter of Credit Documents" shall mean the Application and Agreement for Standby Letter of Credit agreements executed and delivered by the Applicant to the Bank for each standby Letter of Credit issued hereunder.

         "Leasehold Mortgage and Security Agreement" shall mean that certain Leasehold Mortgage and Security Agreement encumbering certain real and personal property located in Orange County, Florida dated of even date herewith given by the Applicant to the Bank to secure a Promissory Note executed by the Applicant of even date herewith in the principal amount of $2,000,000.00.

         "Obligations" shall mean, individually and collectively, all payment and performance duties, obligations and liabilities of the Applicant to the Bank, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due or to become due, including without limitation, all such duties, obligations and liabilities of the Applicant to the Bank under and pursuant to the Facility Documents and all renewals, modifications, amendments, extensions or replacements of any thereof.

         "Person" shall mean any individual, joint venturer, partnership, firm, corporation, trust, unincorporated organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.



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         "Security Agreement" shall mean that certain Security Agreement dated of even date herewith by and between the Applicant and the Bank.

         "Termination Date" shall mean the earlier to occur of (a) the occurrence of an Event of Default, or (b) June 30, 1997, or such later date as the Bank, in its sole and absolute discretion, may agree to in writing, or (c) thirty (30) days after notice of termination is given by the Applicant to the Bank, provided that (i) the Applicant shall provide Collateral in the amount of one hundred percent (100%) of the stated amount of all outstanding Letters of Credit, and (ii) the Applicant executes, or has executed, the Bank's standard application and standard documentation for each outstanding Letter of Credit.

         1.       Amount and Terms of the Facility.

         (a) The Facility. The Bank agrees from time to time, upon and subject to the terms and conditions of this Agreement, upon its prior approval, to issue on behalf of the Applicant, standby Letters of Credit up to the aggregate face amount of $1,000,000.00. No standby Letter of Credit issued under the Facility shall have a stated amount in excess of $1,000,000.00. At no time shall the aggregate face amount of all Letters of Credit issued under the Facility exceed $1,000,000.00. The Letters of Credit issued under the Facility shall be secured, as provided in subparagraph 1(b) hereof.

         (b) Collateral. For each standby Letter of Credit issued hereunder, the Applicant shall provide Collateral acceptable to the Bank in the amount of one hundred percent (100%) of the stated amount of each such Letter of Credit.

         (c) Payment of Facility. The entire unpaid principal balance of the Facility shall mature and be due and payable in full upon the earlier to occur of (i) the Termination Date, or (ii) the date of any payment being made under any Letter of Credit which has not been reimbursed by the Applicant pursuant to the terms hereof and/or of the Letter of Credit Documents.

         2.       Letters of Credit.

         (a) Issuance of Letters of Credit. Upon the terms and provisions and subject to the conditions contained in this Agreement, the Bank shall issue or cause the issuance of one or more standby Letters of Credit upon the request of the Applicant; provided, however, the Bank's agreement to issue Letters of Credit shall terminate on the Termination Date, and further provided, however, that notwithstanding the amount of the Facility, the Bank shall not be required to consider the issuance of any Letter of Credit if (i) the face amount of the Letter of

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Credit to be issued plus the aggregate face amounts of all Letters of Credit outstanding would exceed the amount of the Facility or (ii) the expiration date thereof could occur after the Termination Date. The issuance of such Letters of Credit is subject to compliance with the conditions precedent set forth in this Agreement, to the prior approval of the Bank and to the Bank's standard procedures for issuance of a Letter of Credit, including, but not limited to, the submission of an application for any standby Letters of Credit on the Bank's approved forms. The Letters of Credit will be in such form as is reasonably acceptable to the Bank and the documentation therefor will include an unconditional obligation of the Applicant to immediately pay the amount properly drawn under any Letter of Credit, as set forth in subparagraph 2(c).

         (b) Draws Under Letters of Credit. Each of the Letters of Credit may be drawn upon by presentment to the Bank, at its office at 200 South Orange Avenue, Orlando, Florida 32801 (or such other office as may be specified therein), of the original Letter of Credit, together with such supporting documents and certificates as may be required by the Letter of Credit. The Bank may honor any draft, certificate or other document reasonably conforming in form and substance to the requirements described in and/or forms annexed to the Letter of Credit, and may afford the beneficiary notice of and an opportunity to correct non-conforming items capable of cure, each in the sole and absolute discretion of the Bank and without any notice to or consent from the Applicant.

         (c) Reimbursement by Applicant. The Applicant hereby agrees as follows:
(i) to pay to the Bank on demand, prior to or immediately upon any payment being made under any Letter of Credit pursuant to any drawing thereunder, an amount equal to such amount to be paid under such Letter of Credit; and (b) to pay to the Bank interest on any and all amounts required to be paid as provided in this subparagraph 3(c) from and after the due date thereof until payment in full, payable on demand at the Default Rate. If any payment under any Letter of Credit with respect to any drawing thereunder shall be paid or reimbursed to the Bank on or before the date such payment is made by the Bank, no interest shall be payable on the reimbursed amount. If the Applicant shall fail to make any such payment, the Bank may deduct such amount from any deposit balance, account, item, certificate of deposit or money of the Applicant in the possession of the Bank or any of its affiliates.

         (d) Setoff. The Applicant each hereby grant to the Bank a lien on, and a security interest in, the deposit balances, accounts, items, certificates of deposit and monies of the Applicant in the possession of or on deposit with the Bank or any of its affiliates to secure and as Collateral for the payment and





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performance of the Obligations. Upon default, the Bank may at any time and from time to time, without demand or notice, appropriate and set-off against and apply the same to the Obligations when and as due and payable.

         (e) Increase in Costs. In addition to the payment of the amount of all requested draws under all Letters of Credit and all interest, if any, as stated above, if there shall be any increase in the direct or indirect cost to the Bank of issuing, causing the issuance of or maintaining a Letter of Credit, or any reduction in any amount received or to be received with respect to a Letter of Credit by the Bank hereunder due to:

         (i) The introduction of any change in any applicable law or the interpretation or administration thereof, including without limitation, the imposition, modification or application of (A) any reserve, special deposit, assessment or similar requirement respecting Letters of Credit issued by, assets held by, or deposits in or for the account of, the Bank, (B) any requirement to withhold or deduct from any amount payable to the Bank hereunder, or payable directly or indirectly to the Bank, any taxes, levies, imports, duties, fees, deductions, withholdings or charges of a similar nature, or to any interest thereon, or any penalties with respect thereto, imposed, levied, collected, assessed, withheld or deducted by any governmental authority, including subdivisions and taxing authorities thereof, or (C) any other restriction or condition effecting a Letter of Credit or this Agreement; or

         (ii) The compliance of the Bank with any regulation, guideline or request from any central bank or other authority (whether or not having the force of law);

the Applicant from time to time, within 10 days upon demand by the Bank, shall pay to the Bank additional amounts sufficient to indemnify the Bank against such increased costs and reduced receipts. A certificate setting forth the basis for the additional amounts in reasonable detail as to the amount and manner of calculation of such increased costs and reduced receipts submitted to the Applicant by the Bank shall be conclusive (absent manifest error) as to the existence and the amount thereof. If the Bank has not received payment for such amounts by the time it receives from the Applicant the next succeeding payment for reimbursement of a requested draw under a Letter of Credit or any other payment which may be due hereunder, whether intended by the Applicant to be reimbursement of a draw



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or otherwise, the Bank may apply such payment first to the reduction of the amounts of such costs and receipts.

         (f) Termination of Facility. The Facility shall not otherwise be deemed to have been terminated until each of the outstanding Letters of Credit have been presented, have expired by their terms without presentment or have been surrendered to the Bank for cancellation.

         3. Letter of Credit Fees. With regard to the issuance of any such Letters of Credit, the Applicant agrees to pay to the Bank for each standby Letter of Credit issued by the Bank on behalf of the Applicant hereunder, a fee equal to one hundred basis points (1.00%) per annum on the face amount of each such standby Letter of Credit, payable quarterly in advance, based on a 360 day year, for actual number of days elapsed, in immediately available funds, beginning on the date of initial issuance of any standby Letter of Credit and on the first day of each quarterly period thereafter; provided, however, that no fee for any standby Letter of Credit issued hereunder shall be less than $500.00.

         4. Negative Covenants. So long as any Obligation is outstanding, the Applicant will not without the prior written consent of Bank, which consent will not be unreasonably withheld:

         (a) Additional Indebtedness. Except as permitted in the Leasehold Mortgage and Security Agreement and the Security Agreement, incur, create, assume or permit or suffer to exist any additional indebtedness or liability for borrowed money, any indebtedness evidenced by notes, bonds, debentures or similar obligations or any conditional sales or title retention agreement or capitalized lease; or

         (b) Lien or Security Interest. Except as permitted in the Leasehold Mortgage and Security Agreement and the Security Agreement, create, suffer or permit any other lien or security interest against any of its assets now or hereafter in existence.

         5. Affirmative Covenants. The Applicant covenants, for so long as any Obligation is outstanding and unpaid or unperformed, as follows:

         (a) Maintenance of Corporate Existence; Compliance with Laws. Each Applicant shall at all times preserve and maintain in full force and effect its corporate existence, powers, rights, licenses, permits and franchises in the jurisdiction of its incorporation; continue to conduct and operate its business substantially as conducted and operated during the present and preceding fiscal year of the Applicant; operate in substantial compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of



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its business; and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary or appropriate in view of its business and operations.

         (b) Inspection. The Applicant will permit the Bank to visit any of the properties and places of business of the Applicant and to discuss its affairs, finances and accounts with its officers all at such reasonable times and as often as may be reasonably be requested.

         (c) Leasehold Mortgage and Security Agreement. The Applicant will comply with all of the covenants of the Leasehold Mortgage and Security Agreement, which covenants are incorporated herein and made a part of this Agreement provided, however, in the event said Leasehold Mortgage and Security Agreement is terminated in accordance with the terms thereof or for any reason, the covenants in said Leasehold Mortgage and Security Agreement as provided herein shall continue to be the covenants incorporated herein by reference and Applicant's obligation to comply with said covenants shall continue in full force and effect under this Agreement.

         (d) Banking Relationship. The Applicant shall maintain their primary bank accounts and banking relationships with the Bank.

         6. Representations. Applicant warrants that:

         (a) Organization, Corporate Powers, etc. Each Applicant (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has all requisite power and authority, corporate and otherwise, to own their respective properties and assets and to carry on their respective business as now conducted and proposed to be conducted, (iii) are duly qualified to do business and are in good standing in every jurisdiction in which the character of their properties or assets owned or the nature of its activities conducted makes such qualification necessary including the State of Florida, and (iv) have the power and authority to execute and deliver, and to perform its obligations under this Agreement and the other Facility Documents.

         (b) Authorization of Facility, etc. The execution, delivery and performance of the Facility Documents by the Applicant (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of law, any governmental rule or regulation, any order of any court or other agency of government or the articles of incorporation or bylaws of the Applicant or (B) any provision of any indenture, agreement or other instrument to which the



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Applicant is a party or by which the Applicant or any of their properties or assets are bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Applicant other than as permitted by the terms hereof.

         (c) Conflicting Agreements and Other Matters. The Applicant is not a party to any contract or agreement or subject to any corporate restriction which materially and adversely affects their business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the other Facility Documents, nor fulfillment of nor compliance with the terms and provisions hereof or the other Facility Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any of the properties or assets of the Applicant, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Applicant is subject. The Applicant is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Applicant, any agreement relating thereto or any other contract or agreement (including its partnership agreement) which restricts or otherwise limits the incurring of the debt to be evidenced by this Agreement and the other Facility Documents.

         (d) Financial Statements. The Applicant has furnished, or caused to be furnished, the Bank with its unaudited consolidated financial statements through the period ended December 31, 1995, including its audited consolidated financial statements for the fiscal year ended March 31, 1995. Such financial statements (including any related schedules and/or notes) are true and fairly presented in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and have been prepared in accordance with generally accepted practices and show all liabilities, direct and contingent, of the Applicant required to be shown in accordance with such practices. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Applicant taken as a whole since December 31, 1995.

         (e) Changes in Financial Conditions; Adverse Developments. From the date of the financial statements referenced in subparagraph 7(d) hereof, to the date of this Agreement, there has been no change in the properties, assets, liabilities, financial condition, business, operations, affairs




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or prospects of the Applicant from that set forth or reflected in the fiscal year-end financial statements referred to in subparagraph 7(d) hereof, other than changes in the ordinary course of business, including acquisitions, none of which have been, either in any case or in the aggregate, materially adverse.

         (f) Tax Returns and Payments. All federal, state and local tax returns and reports of the Applicant required to be filed have been filed, and all taxes, assessments, fees and other governmental charges upon the Applicant, or upon any of its properties, assets, incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of the Applicant. The charges, accruals, and reserves on the books of the Applicant in respect of federal, state and local taxes for all fiscal periods to date are adequate and the Applicant knows of no other liabilities with regard to unpaid assessments for additional federal, state or local taxes for any such fiscal period or of any basis therefor. The Applicant has and will establish all reserves which it reasonably believes to be necessary and make all payments required of them to be set aside or made in regard to all F.I.C.A., withholding, sales or excise, and all other similar federal, state and local taxes.

         (g) Agreements.

             (i) The Applicant is not a party to any agreement, indenture, lease or instrument or subject to any partnership restriction or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). There are no material unrealized losses with respect to any such agreement, indenture, lease or instrument.

             (ii) The Applicant is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which would have a material impact on its financial condition or ability to perform its obligations hereunder.

         (h) Litigation, Etc. There are no actions, proceedings or investigations, however described or denominated, pending or, to the knowledge of the Applicant, threatened, against the Applicant, or affecting the Applicant (or any basis therefor known to the Applicant) which, either in any case or in the aggregate, might result in any material adverse change in the



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financial condition, business, prospects, affairs or operations of the Applicant or in any of its properties or assets, or in any material impairment of the right or ability of the Applicant to carry on its operations as now conducted or proposed to be conducted, or in any material liability on the part of the Applicant, or which questions the validity of this Agreement or any of the other Facility Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

         (i) Governmental Consent. Neither the nature of the Applicant nor of its business or properties nor any relationship between the Applicant and any other Person, nor any circumstance in connection with the Facility or the issuance and delivery of the Facility Documents is such as to require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement, or the other Facility Documents or the fulfillment of or compliance with the terms and provisions hereof or of the other Facility Documents.

         (j) Consents and Approvals. No authorization, license, consent, approval, or undertaking is required under any applicable law in connection with the execution, delivery and performance by the Applicant of this Agreement or any of the other Facility Documents.

         7. Events of Default. The following each and all are Events of Default hereunder:

         (a) Monetary Default. If the Applicant shall default in any payment of any Obligations, including any amount due to the Bank hereunder or under any of the Letter of Credit Documents, when and as the same shall become due and payable, whether on demand, at maturity, by acceleration or otherwise; or

         (b) Non-Monetary Default. If the Applicant shall default in the performance of or compliance with any term or covenant contained in one or more of the Facility Documents other than a term or covenant a default in the performance of which or non-compliance with which is elsewhere specifically dealt with under this paragraph 7.; or

         (c) Third Party Default. If the Applicant shall be declared in default by a third party in the performance of any agreement with any person other than the Bank with respect to any material indebtedness of the Applicant if the effect of such default is to accelerate the maturity of such indebtedness or at maturity (giving effect to any applicable grace periods) such indebtedness shall not be paid as and when due and payable unless



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such default is being contested in good faith by the Applicant; or

         (d) False Representation. If any representation or warranty made in writing by or on behalf of the Applicant herein, or in any other Facility Document shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed; or

         (e) Bankruptcy or Insolvency. If the Applicant shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for the Applicant or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Applicant, in which an order for relief is entered or which remains undismissed for a period of sixty (60) Days or more, or the Applicant by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for the Applicant or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) Days or more; or

         (f) Dissolution. If any order, judgment, or decree is entered in any proceedings against the Applicant decreeing the dissolution or liquidation of the Applicant and such order, judgment, or decree remains unstayed and in effect for more than sixty (60) Days; or

         (g) Default under Leasehold Mortgage and Security Agreement. If the Applicant shall default in the performance of or compliance with any term or covenant contained in the Leasehold Mortgage and Security Agreement; or

         (h) Fraudulent Conveyance. If the Applicant shall have concealed, removed, or permitted to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while

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insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) Days from the date thereof; or

         (i) Final Judgment. If a final judgment for the payment of money shall be rendered against the Applicant, and the same shall remain undischarged for a period of thirty (30) consecutive Days during which execution shall not be effectively stayed.

         8. Rights Upon Default. Upon the occurrence and its continuing of any Event of Default, the Bank shall have and may exercise any or all of the rights set forth herein provided, however, the Bank shall be under no duty or obligation to do so:

         (a) Acceleration. To declare the Obligations to be forthwith due and payable, whereupon all such Obligations shall become forthwith due and payable, both as to principal and interest, if applicable, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing such Obligations to the contrary notwithstanding and, upon such acceleration, the unpaid principal balance and accrued interest, if any, upon the Obligations shall from and after such date of acceleration bear interest at the Default Rate; provided, however, that the foregoing shall in no way abrogate or limit the Bank's right to accelerate and declare the Facility immediately due and payable upon demand at any time.


         (b) Setoff. To exercise its right of setoff as set forth in subparagraph 2(d) hereof.

         (c) Other Rights. To exercise such other rights as may be permitted under any of the Facility Documents.

         9. Miscellaneous.

         (a) No Waiver, Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder, or under the other Facility Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

         (b) Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or the other Facility Documents, nor consent to any departure by the Applicant therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such



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waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (c) Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telex, telecopy or telegraphic communications) and shall be deemed to have been duly and sufficiently given by the next Banking Day in the place to which sent if sent by telex, telecopy or telegraphic communications, or after three (3) Banking Days after being mailed (postage prepaid) to the Applicant or the Bank at the address given in the preamble to this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to the delivery with the terms of this subparagraph.

         (d) Applicable Law. This Agreement, and each of the Facility Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida.

         (e) Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in writing by the Applicant in connection herewith shall survive the execution and delivery of this Agreement and the other Facility Documents and be true and correct during the term of the Facility.

         (f) Time of the Essence. Time is of the essence of this Agreement and the other Facility Documents.

         (g) Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

         (h) Severability. In case any one or more of the provisions contained in this Agreement or the other Facility Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement or the other Facility Documents, but this Agreement and the other Facility Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein. Provided, however, in the event said matter would adversely affect the rights of the Bank under any or all of the Facility Documents, the same shall be an Event of Default.


         (i) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall



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

constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         (j) Conflict. In the event any conflict or inconsistency arises between the terms of this Agreement and the terms of any other Facility Document, the terms of this Agreement shall govern in all instances of such conflict or inconsistency, EXCEPT WITH RESPECT TO ANY LETTER OF CREDIT DOCUMENT, WHICH SHALL GOVERN AS TO THE TERMS OF THE LETTER OF CREDIT TO WHICH IT APPLIES.

         (k) Term. The term of this Agreement shall be for such period of time until the Obligations have been repaid in full and/or performed, all Letters of Credit have been terminated and all of the other obligations hereunder have been paid to the Bank in full.

         (l) Expenses. The Applicant agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Bank harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with this transaction, all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, and performance of the other Facility Documents issued under or pursuant to this Agreement (excepting only any tax on or measured by net income of the Bank determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the IRS Code), the reasonable legal fees and expenses (whether incurred at trial, in any bankruptcy or appellate proceeding or otherwise) of counsel to the Bank in connection with negotiation, preparation and enforcement of this Agreement or any of the other Facility Documents.

         (m) Successors. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not provided, however, this clause shall not by itself authorize any delegation of duties by the Applicant.

         (n) No Third Party Beneficiaries. The parties intend that this Agreement is solely for their benefit and no person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

         (o) WAIVER OF JURY TRIAL. BANK, THE APPLICANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED

ON, ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS AGREEMENT AND ANY FACILITY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK MAKING THE FACILITY EVIDENCED HEREBY AVAILABLE TO THE APPLICANT.

         (p) Entire Agreement. Except as otherwise expressly provided, this Agreement and the other Facility Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.



         IN WITNESS WHEREOF, the Applicant and the Bank have caused these presents to be executed by their proper officers under due corporate authority, and their corporate seals to be affixed, this the day and year first above written.



                                    "APPLICANT":


Signed, sealed and delivered
in the presence of:                 AIRTRAN AIRWAYS, INC.



/s/ Peter J. Fides, II              By: /s/ John F. Horn
-----------------------             --------------------
(Signature of Witness)              John F. Horn
                                    President and Chief Executive
 Peter J. Fides, II                 Officer
 ----------------------
(Print Name of Witness)
                                    (CORPORATE SEAL)

/s/ Maria L. Velez
----------------------
(Signature of Witness)

 Maria L. Velez
 ---------------------
Print Name of Witness)

As to "Applicant"

                                        AIRWAYS CORPORATION



/s/ Peter J. Fides, II                  By: /s/ John F. Horn
----------------------                  --------------------
(Signature of Witness)                  John F. Horn
                                        President
 Peter J. Fides, II
 -----------------------
(Print Name of Witness)

                                               (CORPORATE SEAL)
/s/ Maria L. Velez
 -----------------------
(Signature of Witness)

 Maria L. Velez
 -----------------------
(Print Name of Witness)

As to Applicant

                                         "BANK":

                                         SUNTRUST BANK, CENTRAL FLORIDA,
                                         NATIONAL ASSOCIATION




                                         By: /s/ William C. Barr, III
                                         ----------------------------
                                         William C. Barr, III
                                         First Vice President